EXHIBIT 15.1

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

Leading Brands, Inc.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8(No. 333-175241 and No. 333-101555) of Leading Bra ands Inc. of our report dated May 12, 2015, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ BDO Canada LLP
Vancouver, Canada

May 12, 2015